Exhibit 99.1

BIGBAND NETWORKS REPORTS STRONG THIRD QUARTER 2008 RESULTS

Company Reports 25% Year-Over-Year Revenue Growth and Continued

Momentum Across the Business

REDWOOD CITY, CA., October 30, 2008—BigBand Networks, Inc., (NASDAQ: BBND) today reported financial results for the three and nine months ended September 30, 2008.

For the third quarter of 2008, total revenues were $48.3 million, a 25% increase from $38.5 million reported in the third quarter of 2007. Revenues from the Company’s video products increased to $46.2 million in the third quarter of 2008, a 51% increase from $30.5 million in the third quarter of 2007.

GAAP net income for the third quarter of 2008 was $3.1 million, or $0.05 per diluted share. These results compare to a GAAP net loss of $12.2 million, or $0.21 per share, reported in the third quarter of 2007.

On a non-GAAP basis, the Company reported net income of $6.5 million, or $0.10 per diluted share, in the third quarter of 2008. These numbers exclude $3.0 million in stock-based compensation expense, $737,000 in restructuring charges and $112,000 in amortization of intangibles, offset by an $18,000 benefit from the sale of CMTS platform inventory previously reserved for in a prior period and $502,000 of incremental income taxes on higher non-GAAP earnings. This compares to a non-GAAP net loss of $2.7 million, or $0.05 per share, in the third quarter of 2007. The previous quarter’s non-GAAP results also reflect adjustments for stock-based compensation, amortization of intangibles and related tax expenses. A reconciliation of our GAAP and non-GAAP results is included with this press release.

The Company generated $7.9 million in cash from operating activities, closing the third quarter of 2008 with $165.0 million in cash and investments compared to $158.8 million in the second quarter of 2008. The Company ended the third quarter of 2008 with no debt.

“This was another quarter of solid financial performance, with video revenues increasing by 51% over the year ago period.” commented Amir Bassan-Eskenazi, president and CEO of BigBand Networks. “In the quarter, we grew our footprint across all of our solutions—Digital Simulcast, Telco TV and our SDV solutions. Importantly, we have made great progress by achieving key design wins in the large IPTV market, which we expect will contribute to our product and regional diversification strategy in 2009. As we look ahead, we are cautious about the economic environment, but confident in the long-term growth prospects for our business.”

Fourth Quarter 2008 Business Outlook

For the fourth quarter of 2008, management provides the following outlook:

•	Net revenues are expected to be in the range of $48.0 to $50.0 million.
•	GAAP gross margins are expected to be in the range of 56% to 58%.
•	Non-GAAP gross margins are expected to be in the range of 57% to 59%.
•	GAAP operating expenses are expected to be in the range of $27.5 to $28.0 million.
•	Non-GAAP operating expenses are expected to be in the range of $24.0 to $24.5 million.
•	GAAP net earnings per share are expected to be in the range of $0.02 to $0.04.
•

Our GAAP net earnings per share will reflect a one-time benefit of $0.02 as a result of the sale of our FastFlow provisioning software technology in October 2008. This one-time benefit will be excluded from our non-GAAP net earnings.

•	Non-GAAP net earnings per share are expected to be in the range of $0.04 to $0.06.

The following table presents our non-GAAP anticipated results for the fourth quarter of 2008, reconciled to our GAAP anticipated results. Our non-GAAP anticipated results exclude (i) stock-based compensation expense, (ii) sale of our FastFlow provisioning software technology, (iii) amortization of intangible assets and (iv) related income tax expense.

	Fourth quarter 2008 Estimated Earnings per Share
	Low	High
GAAP net income	$0.02	$0.04
Stock-based compensation, net of taxes	$0.04	$0.04
Sale of FastFlow technology, net of amortization of intangibles	($0.02)	($0.02)

Non-GAAP net income	$0.04	$0.06

Non-GAAP Financial Measures

BigBand reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP), but we believe that evaluating our ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our performance as it excludes non-cash and other one-time charges that many investors feel may obscure our true operating costs. Likewise, management uses non-GAAP measures to manage and assess the profitability of our business going forward and does not consider stock-based compensation expense, amortization of intangible assets or preferred stock warrant expenses, which are non-cash charges, as well as the sale of our FastFlow provisioning software technology and restructuring charges in managing its operations. Specifically, management does not consider these expenses when developing and monitoring our budgets and spending. The economic substance behind our decision to exclude preferred stock warrant expense, stock-based compensation and amortization of intangible assets relates to these charges being non-cash in nature. We exclude restructuring and the sale of our FastFlow provisioning software technology as they are one time events. As a result, we use calculations of non-GAAP operating income, net income, net income per share and gross margin, which exclude, amortization of intangible assets, stock-based compensation, restructuring charges and the related taxes, to evaluate our ongoing operations and to allocate resources within the organization.

As a result, our management believes it is useful, for itself and investors, to review both GAAP information that includes such charges and non-GAAP financial measures that exclude these charges and that it enables such parties to have a better understanding of the overall performance of our ongoing business operations in the periods presented.

Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for October 30, 2008

BigBand Networks will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Standard Time today. To access the conference call, dial +1-800-257-1836 for the U.S. or Canada and +1-303-262-2137 for international callers. The webcast will be available live on the Investor Relations section of the Company’s corporate website at www.bigbandnet.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:00 p.m. Pacific Daylight Time on Thursday October 30, 2008 until 11:59 p.m. Pacific Standard Time on November 6, 2008, by dialing +1-800-405-2236 or +1-303-590-3000 for callers outside the U.S. and Canada, and entering pass code 11120731#.

Cautionary Statement

The statements in this release regarding achieving key design wins that will contribute to our diversification strategy, being cautious but confident in our long-term growth prospects, our business outlook with respect to the quarter ending December 31, 2008 (including revenues, gross margins, operating expenses, earnings per share, our expansion opportunities in IPTV and international markets in 2009) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: unexpected fluctuations in our business due to disruption in the global economy, global credit issues, volatility in equity markets, changes in demand for video services, the market acceptance of our products; the fluctuations in our gross margins; the concentration of our customer base; competitive developments including pricing pressures; the timing of recognition of a significant portion of our net revenues given the complex systems integration involved; our ability to manage operating expenses effectively; the level of orders that are received and can be shipped in a given quarter; and the general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to BigBand’s Report on Form 10-K for fiscal year 2007 and Report on Form 10-Q for the quarter ended June 30, 2008. You can obtain copies of the reports on the SEC’s Web site (www.sec.gov).

Stockholders of BigBand Networks are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. BigBand Networks does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this October 30, 2008 press release, or to reflect the occurrence of unanticipated events.

About BigBand Networks

BigBand Networks, Inc. (NASDAQ: BBND) provides broadband service providers with innovative network solutions designed to make it easier to move, manage and monetize video. These solutions are based on BigBand’s video-networking platforms that are built to enable efficient and reliable delivery of video, voice and data across a wide range of services, including digital TV, high definition TV, addressable advertising, video-on-demand, interactive TV. BigBand Networks’ customers include more than 200 service providers—including six of the ten largest service providers in the U.S.—and leading cable and telco service providers in Asia, Europe and Latin America. BigBand Networks is based in Redwood City, CA, with offices worldwide. For additional information about the Company, please call +1.650.995.5000, email info@bigbandnet.com or visit www.bigbandnet.com.

Investor Relations:

Erica Abrams

+1.415.217.5864

erica@blueshirtgroup.com

Matthew Hunt

+1.415.489.2194

matt@blueshirtgroup.com

BigBand Networks, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of September 30, 2008	As of December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$54,698	$55,162
Marketable securities	110,274	99,358

Total cash, cash equivalents and marketable securities	164,972	154,520
Trade receivables, net	16,627	27,855
Inventories, net	7,295	6,832
Prepaid expenses and other current assets	4,171	4,012

Total current assets	193,065	193,219

Property and equipment, net	15,608	17,432
Goodwill and other intangible assets, net	1,992	2,390
Other non-current assets	6,937	5,545

Total assets	$217,602	$218,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,812	$13,811
Accrued compensation and related benefits	9,743	6,475
Current portion of deferred revenues, net	38,703	48,256
Accrued warranty	2,742	3,502
Other current liabilities	6,018	11,879

Total current liabilities	65,018	83,923

Deferred revenues, net, less current portion	21,555	19,032
Accrued warranty, less current portion	903	857
Other non-current liabilities	599	—
Accrued long-term severance pay fund	3,962	3,188

Stockholders’ equity:
Common stock	64	62
Additional paid-in capital	260,753	248,139
Deferred stock-based compensation	(34)	(203)
Accumulated other comprehensive (loss) income	(1,016)	248
Accumulated deficit	(134,202)	(136,660)

Total stockholders’ equity	125,565	111,586

Total liabilities and stockholders’ equity	$217,602	$218,586

BigBand Networks, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net revenues:
Products	$38,337	$29,942	$104,188	$121,858
Services	9,946	8,608	27,012	23,988

Total net revenues	48,283	38,550	131,200	145,846

Cost of net revenues:
Products	16,781	21,284	43,459	62,113
Services	2,941	3,569	9,440	10,549

Total cost of net revenues	19,722	24,853	52,899	72,662

Gross profit	28,561	13,697	78,301	73,184

Operating expenses:
Research and development	13,218	12,869	40,430	39,619
Sales and marketing	7,057	9,907	21,923	31,335
General and administrative	5,411	3,668	15,599	11,305
Restructuring charges	737	—	2,230	—
Amortization of intangible assets	112	143	398	429

Total operating expenses	26,535	26,587	80,580	82,688

Operating income (loss)	2,026	(12,890)	(2,279)	(9,504)
Interest income	1,215	1,874	4,086	4,913
Interest expense	—	(10)	—	(619)
Other (expense) income, net	(145)	(426)	1,302	(5,422)

Income (loss) before (benefit from) provision for income taxes	3,096	(11,452)	3,109	(10,632)
(Benefit from) provision for income taxes	(35)	793	651	935

Net income (loss)	$3,131	$(12,245)	$2,458	$(11,567)

Basic net income (loss) per common share	$0.05	$(0.21)	$0.04	$(0.26)

Diluted net income (loss) per common share	$0.05	$(0.21)	$0.04	$(0.26)

Shares used in GAAP basic net income (loss) per common share	64,061	58,821	63,286	45,087

Shares used in GAAP diluted net income (loss) per common share	67,116	58,821	67,208	45,087

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30, 2008
	GAAP Results	Stock-based Comp/Amortization of Intangible Assets	Realignment Expenses	Non-GAAP Results
Net revenues:
Products	$38,337	$—	$—	$38,337
Services	9,946	—	—	9,946

Total net revenues	48,283	—	—	48,283

Cost of net revenues:
Products	16,781	(213)	18	16,586
Services	2,941	(177)	—	2,764

Total cost of net revenues	19,722	(390)	18	19,350

Gross profit	28,561	390	(18)	28,933

Operating expenses:
Research and development	13,218	(984)	—	12,234
Sales and marketing	7,057	(659)	—	6,398
General and administrative	5,411	(1,007)	—	4,404
Restructuring charges	737	—	(737)	—
Amortization of intangible assets	112	(112)	—	—

Total operating expenses	26,535	(2,762)	(737)	23,036

Operating income	2,026	3,152	719	5,897
Interest income	1,215	—	—	1,215
Other (expense) income	(145)	—	—	(145)

Income before (benefit from) provision for income taxes	3,096	3,152	719	6,967

(Benefit from) provision for income taxes	(35)	502	—	467

Net income	$3,131	$2,650	$719	$6,500

Basic net income per common share	$0.05			$0.10

Diluted net income per common share	$0.05			$0.10

Shares used in basic net income per common share	64,061			64,061

Shares used in diluted net income per common share	67,116			67,116

BigBand Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
GAAP and Non-GAAP net revenues as reported	$48,283	$38,550	$131,200	$145,846

GAAP cost of net revenues as reported	$19,722	$24,853	$52,899	$72,662
Fixed Assets depreciation adjustments	—	(552)	—	(552)
Inventory write-down relating to CMTS platform	—	(5,000)	—	(5,000)
Inventory recovery relating to CMTS platform	18	—	773	—
Stock-based compensation expense	(390)	(453)	(1,279)	(1,152)

Non-GAAP cost of net revenues	$19,350	$18,848	$52,393	$65,958

GAAP gross profit as reported	$28,561	$13,697	$78,301	$73,184
Fixed Assets depreciation adjustments	—	552	—	552
Inventory write-down relating to CMTS platform	—	5,000	—	5,000
Inventory recovery relating to CMTS platform	(18)	—	(773)	—
Stock-based compensation expense	390	453	1,279	1,152

Non-GAAP gross profit	$28,933	$19,702	$78,807	$79,888

As a percentage of net revenues:
GAAP gross profit as reported	59.2%	35.5%	59.7%	50.2%

Non-GAAP gross profit	59.9%	51.1%	60.1%	54.8%

GAAP operating income (loss) as reported	$2,026	$(12,890)	$(2,279)	$(9,504)
Fixed Assets depreciation adjustments	—	808	—	808
Inventory write-down relating to CMTS platform	—	5,000	—	5,000
Inventory recovery relating to CMTS platform	(18)	—	(773)	—
Stock-based compensation expense:
—Cost of net revenues	390	453	1,279	1,152
—Research and development	984	1,103	2,879	2,834
—Sales and marketing	659	1,149	1,907	3,338
—General and administrative	1,007	456	2,638	1,197
Restructuring charges	737	—	2,230	—
Amortization of intangible assets	112	143	398	429

Non-GAAP Operating income (loss)	$5,897	$(3,778)	$8,279	$5,254

GAAP net income (loss) as reported	$3,131	$(12,245)	$2,458	$(11,567)
Stock-based compensation expense	3,040	3,161	8,703	8,521
Amortization of intangible assets	112	143	398	429
Fixed Assets depreciation adjustments	—	808	—	808
Inventory write-down relating to CMTS platform	—	5,000	—	5,000
Inventory recovery relating to CMTS platform	(18)	—	(773)	—
Restructuring charges	737	—	2,230	—
Preferred stock warrant expense	—	—	—	4,974
Tax effect of adjustments	(502)	438	(609)	(340)

Non-GAAP net income (loss)	$6,500	$(2,695)	$12,407	$7,825

Basic Non-GAAP net income (loss) per common share	$0.10	$(0.05)	$0.20	$0.17

Diluted Non-GAAP net income (loss) per common share	$0.10	$(0.05)	$0.18	$0.12

Shares used in Basic Non-GAAP net income (loss) per common share	64,061	58,821	63,286	45,087

Shares used in Diluted Non-GAAP net income (loss) per common share	67,116	58,821	67,208	67,372